Exhibit 10.2

PROJECT CHARTER

Project Charter

For VIVAVENTURES WMS Process Water Recovery

April 9, 2020

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Document Control

Document Information

Information
Document ID	WMS Water Recovery
Document Owner	Allan Mahoney
Issue Date	April 2nd, 2020
Last Saved Date	April 2nd, 2020
File Name	WMS 202 Charter

Document History

Version	Issue Date	Changes
[1.0]	April 2nd, 2020	New issue

Document Approvals

Role	Name	Signature	Date
Project Sponsor	Chris Tesarski
Project Review Group	Chris Tesarski Audrey Tesarski
Project Manager	Allan Mahoney
Quality Manager	Pending
Procurement Manager
Communications Manager

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Table of Contents

1	EXECUTIVE SUMMARY		4

2	PROJECT DEFINITION		4

	2.1	HIGH LEVEL VISION	4
	2.2	OBJECTIVES	4
	2.3	OVERVIEW OF SCOPE	5
	2.4	PROCUREMENT ITEMS	5
	2.5	CALCULATION OF MATERIAL – PRODUCED WATER PROCESSING (FIELD FORMS)	5

3	RESPONSIBILITIES		5

	3.1	SOLVAQUA	5
	3.2	CLIENT/REPRESENTATIVE	5

4	PERFORMANCE		6

	4.1	SERVICE EXECUTION PERFORMANCE CRITERIA	6
	4.2	REVIEW PROCESS	6
	4.3	MAJOR DELIVERABLES	6

5	PROJECT ORGANIZATION		6

	5.1	CUSTOMER	6
	5.2	KEY STAKEHOLDERS	6
	5.3	IDENTIFY KEY INTERNAL STAKEHOLDERS	7

6	EQUIPMENT SPECIFICATIONS		7

	6.1	FODDER WMS SYSTEM DESCRIPTION AND FEATURES	7

7	PROJECT CONSIDERATIONS		8

	7.1	KEY ASSUMPTIONS	8
	7.2	EQUIPMENT AND CHEMICAL PROVIDED	9
	7.3	ASSUMPTIONS	9

8	APPENDIX		9

	8.1	SUPPORTING DOCUMENTATION	9

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1	Executive Summary

It is estimated that well over 80 per cent of wastewater worldwide (over 95 per cent in some developing countries) is released into the environment without treatment (UNESCO, 2017, p. 10). A United-Nations backed study showed that annual treated wastewater in North America roughly equates to the volume of Niagara Falls; less than 4 percent is reused (Collins, 2013, para. 1).

The market for water and wastewater treatment technologies is likely to grow at a compound annual growth rate of 9% during the forecast period 2019 - 2024. One of the major driving factors of the market is the rapidly diminishing freshwater resources across the globe. However, lack of awareness on appropriate usage of water treatment techniques is likely to restrain the market ("Wastewater Growth Trends," 2019, para. 1). The demand for innovative treatments to enable reuse of water is on the rise as operators and municipalities seek the most cost-effective strategies to handle the increasing volumes of oily and organic wastewater and the effective recovery from a release of hydrocarbons to a waterway. It is sometimes the case where the most cost-effective strategy in the short-term is not always the most cost effective long-term. SOLVAQUA supports organizations in their short and long-term waste reduction goals by providing location specific and process specific solutions for the treatment of wastewater for reuse or repurposing.

The primary environmental benefit from our technology is to provide Clean Water for re-use in many sectors such as:

•	Industrial
•	Oil & gas operations
•	Irrigation
•	Municipal
•	Reinjection
•	Agriculture
•	Recreation
•	Disaster Recovery
•	A preface for reintroduction into navigable water or for preparation of drinking water

The use of our technology results in environmental benefits by enabling increased volumes of produced water for re-use in fracking or by providing a more effective injection fluid and by reducing the amount of fresh water used for industrial and oil & gas purposes.

Enabling the processing of industrial wastewaters, existing wastewater storage, polluted lakes, rivers, streams and storage sites (tailings ponds). Reuse of wastewater reduces the continued use of freshwater while wastewater is being discharged.

2	Project Definition

2.1	High Level Vision

Our vision is to provide an integrated and automated daily treatment process of wastewater for the recovery of water and reduction in waste. This processed fluid from SolvAQUA will undergo additional processing to allow for effective Secondary, Tertiary and Desalination processes. The By-Product Waste will be recycled, reused or repurposed.

2.2	Objectives

The objective in 2020 is for SolvAQUA to:

•         Design, manufacture and sell 25,000+ bpd Wastewater Management Systems (WMS) for commercial processing of wastewater.

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2.3	Overview of Scope

SolvAQUA will provide equipment and ongoing support utilizing an automated daily treatment process for the treatment of wastewater to recover water for reuse and provide a reduced by-product waste that can be recycled, reused, repurposed or as a reduced volume for disposal meeting regulatory requirements.

2.4	Procurement Items

SolvAQUA will provide processing equipment, chemical additives and service execution support for the processing of the fodder crop irrigation wastewater (wastewater).

•	SolvAQUA Skid to process up to 25,000 barrels of wastewater per day.
•	Chemical additives for the processing of up to 25,000 barrels of wastewater per day.
•	Service Technician to mobilize, setup processing equipment, initiate service execution and train local operators.

•	Service Technician to assess the competence of personnel.
•	Service Execution process documents are provided for daily operations and recording of predictive maintenance.

2.5	Calculation of Material – Produced Water Processing (Field Forms)

WMS Volumes (21, 650 bpd)

Chemical Additive	Bulk Concentration	Volume Dosed per month	Final Concentration	Minimum Volumes on site + contingency
NaOH pH	50%	650,000 bbl.	N/A
MFD	2.0%	650,000 bbl.	30 ppm	20 x 264 gal Totes
Activator	48%	650,000 bbl.	150 - 200 ppm	40 x 264 gal Totes
Conditioner	100%	650,000 bbl.	3 ppm	1 x 275 gal tote

3	Responsibilities

3.1	SolvAQUA
•	SolvAQUA WMS Processing Skid, 25,000 bpd rated
•	Chemical Additives to process wastewater
•	Suction and Discharge hoses for WMS unit
•	Competent personnel to initiate service execution
•	SolvAQUA competent personnel to assess competence.

3.2	Client/Representative
•	Waste/Source fluid supply
•	Electrical Power
•	Crossovers to source fluid and settling tanks.
•	Settling Tanks
•	Clean water tanks
•	By-Product tanks
•	By-Product disposal
•	Onsite fluid testing
•	Personnel to operate WMS equipment and manage chemical additives.

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4	Performance

4.1	Service Execution Performance Criteria

Criteria	Description
SolvAQUA WMS Operation	WMS processing unit will deliver a maximum of 25,000 bpd per unit with a <5% non-productive time.
Contingency Additives	No-less-than 30 days of chemical additives on site for ongoing operations and as a contingency volume.
PMITP	Preventive Maintenance Inspection and Test document provided with WMS unit.
Assessment of Competence	Operations personnel will be assessed based on agreed upon times between SolvAQUA and Client/Representative.

4.2	Review Process

•	Quarterly reviews with Client/Representative:
o	Service Execution performed (CEO)
o	Minor or Serious Non-Conformance (COO)
o	Major Non-Conformance (CEO)
o	Lessons Learned (COO)
•	Yearly Reviews with Client/Representative (CEO, COO)

4.3	Major Deliverables

In order to meet the project requirements SolvAQUA must provide the equipment and infrastructure to process wastewater to meet project agreed upon requirements.

Deliverable	Components	Description
Equipment	Wastewater Processed	Commercial unit. Initiate project.
Equipment	Wastewater Management System	WMS
Chemicals	• pH Adjustment • NFD • Aluminum Sulfate • Conditoner Polymer	Minimum 15 days chemical on site
Process Deliverables	Documetation Training Assessment	• Equipment Manuals • Predictive Maintenance recommendations • 2 Years Spares List • Training and Competence process

5	Project Organization

5.1	Customer

Customer Group	Customer Representative
VIVAVENTURES Inc.	Matt Nicosia
SolvAQUA Inc.	Chris Tesarski Allan Mahoney

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5.2	Key Stakeholders

Stakeholder / Group	Stakeholder Interest
TBD

5.3	Identify Key Internal Stakeholders

Project Sponsor: SolvAQUA with Client

The Project Sponsor will be primarily responsible for:

•	Leading the Project Governance Council as Chairman
•	Defining the vision, purpose and objectives of the project
•	Approving the requirements, timetable and resources
•	Approving the provision of funds and resources
•	Authorizing acceptance of the final solution delivered by the project

Project Governance Council (To be determined)

The Project Governance Council will be primarily responsible for:

•	Overseeing the progress of the project
•	Resolving all high-level risks, issues and change requests
•	Ensuring that the project team has everything it needs to deliver successfully

Project Manager: Allan Mahoney

The Project Manager will be primarily responsible for:

•	Delivering the project on time, within budget and to specification
•	Managing project staff, suppliers, customers and all other project stakeholders
•	Undertaking the activities required to initiate, plan, execute and close the project successfully

Project Team/Leaders: (To be determined. Can be suppliers)

The Project Leaders will be primarily responsible for:

•	Undertaking all tasks allocated by the Project Manager per the Project Plan
•	Reporting progress of the execution of tasks to the Project Manager on a frequent basis
•	Escalating risks and issues to be addressed by the Project Manager

6	Equipment Specifications

6.1	Fodder WMS System Description and Features

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The system consists of the following:

•	Feed pump
•	Flow meter
•	Pipe mixers
•	Chemical injection pumps
•	Skid

In the process, feed water will be injected into the pipe mixers using a feed pump. SolvAQUA proprietary chemicals such as NFD will be injected continuously to the pipe mixer. Aluminum Sulfate will be added to adjust the fully activate the nano-polymer forming a floc. A conditioner is added to bulk the floc. Both the TSS and organics present in the feed water will be entrapped, encapsulated/bonded. These bonded particles have flowed through static mixers to promote slow and gentle mixing with the polymers required to help the particles form bridges and agglomerate into much larger flocs. Once formed, the large flocs are easily removed by filtration, straining, floatation or sedimentation.

Housing

•	8’ x 10’ SeaCan
o	Class I Division II certified
•	Environmental containment pan

•	Internal structure to support mounted equipment
•	LED Lighting
•	Heated and cooled
•	Painted with epoxy paint

Fluid Processing Equipment (Additional Details pending)

•	Pump and Motor
•	VFD
•	PLC
•	Magnetic Flow Meter
•	Dosing Pumps and Motors
•	Static Mixers
•	Internal Additive Tanks
•	Chemical Mixing System

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Instrumentation/Control System

•	Powered with Pending
•	Power cord
•	CIDII Enclosure for instrumentation
•	Internal power supplies
•	Installed PLC and VFD (PLC is expandable to support additional functions)
•	HMI Touchscreen Display
•	Cellular/Satellite modem w/ WIFI and GPS
•	Cellular/GPS/WIFI Combination Antenna
•	Satellite Antenna (Iridium System)
•	Programming logic to control system parameters
o	VFD Drive for main pump
o	Control of dosing pumps
o	Flowmeter input
o	Pressure inputs
o	Control of dosing pumps based on main pump operation as well as flowmeter readings
o	Data storage

•	Remote access troubleshooting capability w/ satellite/cellular connect is available (account data plan not included)
•	Remote monitoring capability via private network (Through instrumentation provider – annual fee applies)

7	Project Considerations

7.1	Key Assumptions

Within this project scope, it is assumed that:

•	There may be additional secondary and tertiary processing based on wastewater test results
•	There are no permitting issues for the removal and disposal or reuse of the by-product,
•	Additive, Settling, Water and By-Product tanks will be supplied by the client
•	25,000 bpd WMS will meet upper and lower end requirements for processing of wastewater.
•	Client/Representative team will manage the wastewater processing as a stand-alone team 7 days of onsite training and monitoring.

•	Competence assessment process and remote monitoring will enable effective ongoing operation.
•	By-product disposal or reuse will be managed by the client.

o	The long-term internment (burial) in a secure landfill site approved for such by the appropriate state or federal agency.

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7.2	Equipment and Chemical Provided & Valuation of Same

•	One 25,000 bpd WMS - $300,000 US

o       5 units = $1,500,000 US

•	3 months of chemicals for 5 WMS = 9,750,000 bbl
o	Five units = ~$1,000,000 US

o	Payment & Deployment Schedule
•	Navajo Nation (2 systems)	Deployment Date will be July 1st, 2020	20%
•	Mexico Industrial	Deployment Date will be August 1st, 2020	20%
•	Kuwait Gulf war Oilspill Remediation	Deployment Date will be Sept 1st, 2020	20%
•	Balance Due (Initial PO)	October 1st, 2020
•	Regular Cashflow/Billing Cycle	November 1st, 2020

The above Payment & Deployment Schedule may be adjusted in writing by consent of both parties. However, any such adjustment shall not extend the balance due and payable from this initial Charter past December 31st, 2020.

7.3	Assumptions:
•	One 25,00 bpd WMS unit is design, built, tested and installed by end of June 2020
•	Chemical costs will stay consistent in 2020
•	Monthly volumes required will be >95% efficiency
•	Client/Representative will manage operation of WMS steady state

8	Appendix

8.1	Supporting Documentation
•	US7750066 MFD Patent

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All correspondence and/or billing Statements and Invoices shall be emailed to:

As to VIVAVENTURES:	matt@vivakor.com
As to SOLVAQUA:	ctesarski@solvaqua.com

All correspondence and/or billing Statements and Invoices shall be delivered by hand to:

VIVAVENTURES, INC.	SOLVAQUA INC.
a wholly owned subsidiary of VIVAKOR INC.	Suite 1050, 444 – 5th Ave SW
8565 S. Eastern Ave., Suite 150	Calgary, AB, Canada
Las Vegas, NV 89123	T2P 2T8

(949) 281-2606

The undersigned have the authority to hereby bind and authorize the respective corporations for the above Charter and Purchase Order.

Executed on this 17th day of April, 2020.

On behalf of VIVAVENTURES INC.

/s/ Matt Nicosia

Name: Matt Nicosia

Title: CEO

On behalf of SOLVAQUA INC.

/s/

Name:

Title:

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